Exhibit 4.9

SUPPLEMENTAL INDENTURE AND AMENDMENT

between

GEOVERA (BERMUDA) HOLDINGS, LTD.

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Dated as of March 31, 2006

THIS SUPPLEMENTAL INDENTURE AND AMENDMENT (this “Supplemental Indenture and Amendment”) is made effective as of March 31, 2006, by and among GEOVERA (BERMUDA) HOLDINGS, LTD. (f/k/a HFF&L (Bermuda) Holdings, Ltd.), a Bermuda exempted limited liability company (the “Company”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (the “Trustee”) and the Administrative Trustees named herein.

WITNESSETH:

WHEREAS, the Company and the Trustee are parties to that certain Junior Subordinated Indenture, dated as of November 1, 2005 (the “Indenture”);

WHEREAS, pursuant to Section 9.1(b) of the Indenture, the Trustee and the Company, without the consent of the Holders, may enter into this Supplemental Indenture and Amendment to amend any provisions of the Indenture with respect to matters or questions arising under the Indenture, which shall not be inconsistent with the other provisions of the Indenture, provided that such action shall not adversely affect in any material respect the interests of any Holder or any of the holders of the Preferred Securities;

WHEREAS, the Trustee and the Company desire to amend the Indenture as set forth herein;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and Amendment and to make it a valid and binding obligation of the Company have been done or performed;

WHEREAS, the Company is party to that certain Amended and Restated Trust Agreement (the “ARTA”), dated as of November 1, 2005, among Karen Padovese and Rosemary Quinn, as Administrative Trustees (the “Administrative Trustees”), the Company, Chase Bank USA, National Association, as Delaware Trustee and the Trustee as Property Trustee thereunder (the “Property Trustee”);

WHEREAS, pursuant to Section 10.3(a) of the ARTA, the Property Trustee, the Administrative Trustees and the Company, without the consent of any holder of any Preferred Securities, may amend the ARTA with respect to matters or questions arising under the ARTA, which amendment shall not be inconsistent with the other provisions of the ARTA, provided that such action shall not adversely affect in any material respect the interests of any holder of any Preferred Securities;

WHEREAS, the Property Trustee, the Administrative Trustees and the Company desire to amend the ARTA as set forth herein;

WHEREAS, the Company is party to that certain Guarantee Agreement (the “Guarantee Agreement”), dated as of November 1, 2005, between the Company as Guarantor thereunder (the “Guarantor”) and the Trustee as Guarantee Trustee thereunder (the “Guarantee Trustee”);

WHEREAS, pursuant to Section 8.2 of the Guarantee Agreement, with respect to changes that do not adversely affect the rights of the holders of the Preferred Securities in any material respect, the Guarantee Agreement may be amended with the prior approval of the Guarantor and the Guarantee Trustee; and

WHEREAS, the Guarantor and the Guarantee Trustee desire to amend the Guarantee Agreement as set forth herein;

NOW, THEREFORE, for and in consideration for the premises and obligations set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

RELATION TO INDENTURE; DEFINITIONS

Section 1.1 Relation to Indenture. This Supplemental Indenture and Amendment constitutes an integral part of the Indenture. Except as otherwise expressly provided for in this Supplemental Indenture and Amendment, all of the terms and conditions of the Indenture shall remain unchanged and in full force and effect, and shall be incorporated herein as if made a part hereof.

Section 1.2 Definitions. For all purposes of this Supplemental Indenture and Amendment:

(a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture and Amendment; and

(c) The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture and Amendment.

ARTICLE II.

AMENDMENTS

Section 2.1 Amendments to the Indenture. The Indenture is hereby amended as follows:

(a) Section 7.3(b) of the Indenture is amended in its entirety as follows:

(b) The Company shall furnish to each of (i) the Trustee, (ii) the Holders and to subsequent holders of Securities, (iii) Cohen Bros. Financial Management LLC (at Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, Attn: Matthew Mueller or such other address as designated by Cohen Bros. Financial Management LLC) and (iv) any beneficial owner of the Securities reasonably identified to the Company (which identification may be made either by such beneficial owner or by Cohen Bros. Financial Management LLC) (x) a duly completed and executed certificate substantially and substantively in the form attached here to as Exhibit A-1, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company commencing with the fiscal quarter ended June 30, 2006 and (y) a duly completed and executed certificate substantially in the form attached hereto as Exhibit A-2, including the statutory financial statements referenced in such Exhibit, which certificate and statements shall be so furnished by the Company not later than one hundred fifty (150) days after the end of the fiscal year ending December 31, 2005 and not later than one hundred twenty (120) days after the end of each fiscal year of the Company thereafter. The delivery requirements under this Section 7.3(b) may be satisfied by compliance with Section 8.16(b) of the Trust Agreement.

(b) Section 10.3 of the Indenture is amended by deleting the words “within one hundred and twenty (120) days after the end of each fiscal year of the Company ending after the date hereof” and inserting “within one hundred and twenty (120) days after the fiscal year of the Company ending December 31, 2005 and within ninety (90) days after the end of each fiscal year of the Company thereafter” therefor.

(c) Exhibit A to the Indenture is deleted and Exhibits A-1 and A-2 attached hereto is substituted therefor.

Section 2.2 Amendments to the ARTA. The ARTA is hereby amended as follows:

(a) The definition of “Officers’ Certificate” in Section 1.1 of the ARTA is amended as follows:

(i) by inserting the words “, Vice President,” following the words “Executive Vice President”; and

(ii) by deleting the words “(other than the certificate provided pursuant to Section 8.16 which is not an Officers’ Certificate)” and inserting “(other than the certificates provided pursuant to Section 8.16)” therefor.

(b) Section 8.16(a) of the ARTA is amended by deleting the words “not later than one hundred and twenty days after the end of each calendar year of the Trust ending after the date of this Trust Agreement” and inserting “not later than one hundred and twenty days after the end of the calendar year ending December 31, 2005 and not later than ninety days after the end of each calendar year thereafter” therefor.

(c) Section 8.16(b) of the ARTA is amended to read as follows:

(b) The Depositor shall furnish (i) to the Property Trustee; (ii) Cohen Bros. Financial Management LLC (at Cira Centre, 2929 Arch Street, Suite 1703,

Philadelphia, Pennsylvania 19104, or such other address as designated by Cohen Bros. Financial Management LLC); and (iii) any Owner of the Preferred Securities reasonably identified to the Depositor and the Trust (which identification may be made either by such Owner or by Cohen Bros. Financial Management LLC) (x) a duly completed and executed certificate substantively and substantially in the form attached hereto as Exhibit G-1, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Depositor not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Depositor and not later than one hundred twenty (120) days after the end of the fiscal year ending December 31, 2005 and not later than ninety (90) days after the end of the each fiscal year of the Depositor thereafter and (y) a duly completed and executed certificate substantially in the form attached hereto as Exhibit G-2, including the statutory financial statements referenced in such Exhibit, which certificate and statements shall be so furnished by the Depositor not later than one hundred fifty (150) days after the end of the fiscal year ending December 31, 2005 and not later than one hundred twenty (120) days after the end of each fiscal year of the Company thereafter.

(d) Exhibit G of the ARTA is deleted and Exhibits G-1 and G-2 attached hereto is substituted therefor.

Section 2.3 Amendments to the Guarantee Agreement. The Guarantee Agreement is hereby amended as follows:

(a) Section 2.2 of the Guarantee Agreement is amended by deleting the words “within one hundred and twenty (120) days after the end of each fiscal year of the Guarantor ending after the date of this Guarantee Agreement” and inserting “within one hundred and twenty (120) days after the fiscal year of the Guarantor ending December 31, 2005 and within ninety (90) days after the end of each fiscal year of the Guarantor thereafter” therefor.

ARTICLE III.

MISCELLANEOUS

Section 3.1 Agreement Not for the Benefit of Other Parties. This Supplemental Indenture and Amendment is not intended for the benefit of and shall not be construed to create rights in parties other than the Company, the Guarantor, the Trustee, the Administrative Trustee, the Property Trustee, the Guarantee Trustee and the Holders.

Section 3.2 Counterparts. This Supplemental Indenture and Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

Section 3.3 Captions. The captions of this Supplemental Indenture and Amendment are for convenience only and shall not affect the construction hereof.

Section 3.4 Governing Law. This Supplemental Amendment and Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

Signatures appear on the following page.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture and Amendment to be duly executed, as of the day and year first above written.

GEOVERA HOLDINGS, INC., as the Company		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Karen Padovese		/s/ Maria D. Calzado
Name:	Karen Padovese	Name:	Maria D. Calzado
Title:	Chief Operating Officer	Title:	Vice President

GEOVERA HOLDINGS, INC. LTD., as Guarantor		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Property Trustee

By:	/s/ Karen Padovese	By:	/s/ Maria D. Calzado
Name:	Karen Padovese	Name:	Maria D. Calzado
Title:	Chief Operating Officer	Title:	Vice President

GEOVERA (BERMUDA) HOLDINGS, LTD., as the Parent Guarantor		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Guarantee Trustee

By:	/s/ Rosemary Quinn	By:	/s/ Maria D. Calzado
Name:	Rosemary Quinn	Name:	Maria D. Calzado
Title:	Vice President Trust Preferred Finance	Title:	Vice President

KAREN PADOVESE

By:	/s/ Karen Padovese
Administrative Trustee

ROSEMARY QUINN

/s/ Rosemary Quinn
Administrative Trustee